Financial Institutions, Inc. Names Martin Birmingham as CEO

WARSAW, N.Y., February 20, 2013 – Martin K. Birmingham has been named as chief executive officer and president of Financial Institutions, Inc. (Nasdaq: FISI) and its subsidiary Five Star Bank, effective March 1, 2013.

He succeeds John E. Benjamin, who served as interim CEO for the past several months. Mr. Benjamin remains chairman of the Board of Directors.

“In selecting our next CEO, the Board was focused on fulfilling our mission for the benefit of shareholders. Marty has distinguished himself as this type of forward-looking leader,” said Mr. Benjamin. “He has a multifaceted understanding of the community banking environment, and a true appreciation for the core customer and employee values that make us unique. With the intent of extending our track record of consistent growth, the Board is enthusiastic about having Marty at the helm.”

Since joining Financial Institutions, Inc. in 2005, Mr. Birmingham has served as executive vice president and Commercial Banking Executive. He also served as the Northeast regional president of Five Star Bank. Previously, he served as president and CEO of the National Bank of Geneva; as Rochester regional market president for Bank of America Corporation; and held corporate banking roles with Fleet Financial Group’s Rochester Division.

“It’s an extraordinary time for Five Star. We’re intently pursuing organic growth opportunities while remaining nimble to capitalize on marketplace changes,” said Birmingham. “By combining the substantial talents of our entire team with more innovative approaches and community-centered values, we’re poised for considerable success. I’m humbled and honored to step into this role, especially given our reputation that stretches back 150 years.”

Mr. Birmingham earned his Bachelor’s degree in Economics from St. Lawrence University, and is a MBA candidate at the University of Rochester’s Simon Graduate School of Business. He is active in the Western New York non-profit and business communities, serving in volunteer leadership roles with St. John Fisher College, the Rochester Business Alliance, the Catholic Diocese of Rochester, AAA of Western and Central New York, and the Monroe Community College Foundation. He is the past chair of the Rochester/Monroe County Work Force Investment Board.

He resides with his wife and two children in Pittsford, N.Y.

About Financial Institutions, Inc.
With over $2.7 billion in assets, Financial Institutions, Inc. provides diversified financial services through its subsidiaries, Five Star Bank and Five Star Investment Services, Inc. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs in Western and Central New York State. Five Star Investment Services provides brokerage and insurance products and services within the same New York State markets. Financial Institutions, Inc. and its subsidiaries employ over 600 individuals. The Company’s stock is listed on the NASDAQ Global Select Market under the symbol FISI. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Safe Harbor Statement

This news release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

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Media Contacts:
Mike McDougall, APR, McDougall Travers Collins
585-789-1623 or mmcdougall@mcdougalltc.com

Investor Contact:

Karl F. Krebs
Executive VP & CFO
Phone: 585.786.1125
Email: KFKrebs@fiiwarsaw.com

or
Jordan M. Darrow
Darrow Associates, Inc.
Phone: 631.367.1866
Email: jdarrow@darrowir.com